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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





U.S. Plastic Lumber Corp.
Boca Raton, Florida

         As independent certified accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report, dated February 19, 1999, included in U.S. Plastic Lumber Corporation's Form 10-KSB for the year ended December 31, 1998 and to all references to our Firm included in this Registration Statement.

                                              /s/ Arthur Andersen LLP
                                              -----------------------
                                              ARTHUR ANDERSEN LLP

Miami, Florida
April 14, 1999